[GRAPHIC OMITTED] [WILLIAMS YOUNG LOGO]


                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to Form S-2 of our report dated February 6, 2003, which appears on page 3 of the Company's 2002 Annual Report to Stockholders. The Annual Report was also an exhibit of Form 10-K for the year ended December 31, 2002. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus.

Williams Young, LLC

/s/ Williams Young, LLC

Madison, Wisconsin
September 8, 2003